                                  EXHIBIT 21.1

                           TRIDENT MICROSYSTEMS, INC.


                              LIST OF SUBSIDIARIES

            Name of Subsidiary               Jurisdiction of Incorporation         Ownership Percentage
            ------------------               -----------------------------         --------------------
   Trident Microsystems (Far East) Ltd.             Cayman Islands                         100%





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